Exhibit 99.3

SI Financial Group, Inc. Subscription & Community Offering Stock Order Form
SI Financial Group, Inc. Stock Information Center 720 Main St. Willimantic, CT 06226 xxx-xxx-xxxx	Expiration Date for Stock Order Forms: day, x. 2004 12:00 noon, Eastern Time (received not postmarked)
IMPORTANT: A properly completed original stock order form must be used to subscribe for common stock. Copies of this form are not required to be accepted. Please read the Stock Ownership Guide and Stock Order Form Instructions as you complete this form.

(1) Number of Shares	Subscription Price X 10.00 =	(2) Total Payment Due $	The minimum number of shares that may be subscribed for is 25 shares ($250.00) and the maximum number of shares that may be subscribed for is 20,000 shares ($200,000.00). See Instructions.

(3) Employee/Officer/Director Information

☐ Check here if you are an employee, officer or director of Savings Institute Bank and Trust Company or member of such person’s immediate family living in the same household.

(4) Method of Payment/Check Enclosed is a check, bank draft or money order payable to SI Financial Group, Inc. in the amount indicated in this box.	Total Check Amount	$
(5) Method of Payment/Withdrawal - The undersigned authorizes withdrawal from the following account(s) at Savings Institute Bank and Trust Company. There is no early withdrawal penalty for this form of payment. Individual Retirement Accounts maintained at Savings Institute Bank and Trust Company cannot be used unless special transfer arrangements are made.
Bank Use	Account Number(s) To Withdraw		$ Withdrawal Amount
$
$

(6) Purchaser Information
Subscription Offering - Check here if you:
☐ a. Had a deposit account(s) totaling $50.00 or more on November 30, 2002 (“Eligible Account Holder”). List account(s) below.
☐ b. Had a deposit account(s) totaling $50.00 on x, 2004 but are not an Eligible Account Holder (“Supplemental Eligible Account Holder”). List account(s) below.
☐ c. Had a deposit account(s) on x, 2004 but are not an Eligible Account Holder or Supplemental Eligible Account Holder (“Other Member”). List account(s) below.
Community Offering – Check here if you:
☐ d. Were a borrower of the Bank as of the close of business on x, 2004.
☐ e. Are an other community member (Indicate county of residence in #8 below).

PLEASE NOTE: FAILURE TO LIST ALL YOUR ACCOUNTS MAY RESULT IN THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS. SEE REVERSE SIDE FOR ADDITIONAL SPACE.
Account Number(s)	Account Title (Name(s) on Account)	BANK USE

(7) Form of Stock Ownership & SS# or Tax ID#:
☐ Individual	☐ Joint Tenants	☐ Tenants in Common	☐ Fiduciary (i.e. trust, estate)	SS#/Tax ID#-
☐ Uniform Transfers to Minors Act (Indicate SS# of Minor only)		☐ Company/Corporation/ Partnership	☐ IRA or other qualified plan	SS#/Tax ID#-
(8) Stock Registration & Address: Name and address to appear on stock certificate. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights.

Name:
Name Continued:
Mail to - Street:
City:	State:	Zip Code:

(9) Telephone Daytime/Evening	( )	—	( )	—	County of Residence

(10) ☐ NASD Affiliation - Check here if you are a member of the National Association of Securities Dealers, Inc. (“NASD”), a person affiliated, or associated, with a NASD member, (continued on reverse side)	(11) ☐ Associates/Acting in Concert - Check here and complete the reverse side of this form, if you or any associates or persons acting in concert with you have submitted other orders for shares.

(12) Acknowledgement - To be effective, this stock order form must be properly completed and physically received by SI Financial Group, Inc. no later than 12:00 noon, Eastern Time, on      day,              x, 2004, unless extended; otherwise this stock order form and all subscription rights will be void. The undersigned agrees that after receipt by SI Financial Group, Inc. this stock order form may not be modified, withdrawn or canceled without SI Financial Group, Inc.’s consent and if authorization to withdraw from deposit accounts at Savings Institute Bank and Trust Company has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. Under penalty of perjury, I hereby certify that the Social Security or Tax ID Number and the information provided on this stock order form are true, correct and complete and that I am not subject to back-up withholding. It is understood that this stock order form will be accepted in accordance with, and subject to, the terms and conditions of the plan of reorganization and minority stock issuance of SI Bancorp, MHC, SI Financial Group, Inc. and Savings Institute Bank and Trust Company described in the accompanying prospectus. The undersigned hereby acknowledges receipt of the prospectus at least 48 hours prior to execution and delivery of this stock order form to SI Financial Group, Inc.

Federal regulations prohibit any person from transferring, or entering into any agreement, directly or indirectly, to transfer the legal or beneficial ownership of subscription rights or the underlying securities to the account of another. Savings Institute Bank and Trust Company, SI Bancorp, MHC and SI Financial Group, Inc. will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer. Under penalty of perjury, I certify that I am purchasing shares solely for my account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares.				Bank Use
THE CERTIFICATION FORM ON THE REVERSE SIDE MUST BE SIGNED IN ADDITION TO THE SIGNATURE BELOW
Signature	Date	Signature	Date

Item (6) Purchaser Account Information – continued:
Account Number(s)	Account Title (Name(s) on Account)	BANK USE

Item (10) NASD continued:
a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which a NASD member or person associated with a NASD member has a beneficial interest. You agree, if you have checked the NASD Affiliation box, to report this subscription in writing to the applicable NASD member within one day of payment therefore.

Item (11) Associates/Acting In Concert continued:
If you checked the box in item #11 on the reverse side of this form, list below all other orders submitted by you or associates (as defined below) or by persons acting in concert with you (also defined below).
Name(s) listed on other stock order forms	Number of shares ordered

Associate - The term “associate” of a person means:

(1) corporation or organization (other than SI Bancorp, MHC, SI Financial Group, Inc., or Savings Institute Bank and Trust Company or a majority-owned subsidiary of SI Bancorp, MHC, SI Financial Group, Inc., or Savings Institute Bank and Trust Company) of which the person is a senior officer, partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities;

(2) any trust or other estate in which the person has a substantial beneficial interest or as to which the person serves as trustee or in a similar fiduciary capacity; and

(3) any relative or spouse of the person, or any relative of such spouse, who either has the same home as the person or who is a director or officer of SI Bancorp, MHC, SI Financial Group, Inc. or Savings Institute Bank and Trust Company or any their subsidiaries.

Acting in concert – The term “acting in concert” means:

(1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not by an express agreement or understanding; or

(2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose under any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

In general, a person who acts in concert with another party will also be deemed to be acting in concert with any person who is also acting in concert with that other party.

We may presume that certain persons are acting in concert based upon, among other things, joint account relationships and the fact that persons may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies.

YOU MUST SIGN THE FOLLOWING CERTIFICATION IN ORDER TO PURCHASE STOCK
CERTIFICATION FORM

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AND IS NOT INSURED OR GUARANTEED BY SI BANCORP, MHC, SI FINANCIAL GROUP, INC., SAVINGS INSTITUTE BANK AND TRUST COMPANY, THE FEDERAL GOVERNMENT OR BY ANY GOVERNMENT AGENCY. THE ENTIRE AMOUNT OF AN INVESTOR’S PRINCIPAL IS SUBJECT TO LOSS.

If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call Robert Albanese, Regional Director of the Northeast Regional Office of the Office of Thrift Supervision at (201) 413-1000.

I further certify that, before purchasing the common stock, par value $0.01 per share, of SI Financial Group, Inc. (the “Company”), the holding company for Savings Institute Bank and Trust Company, I received a prospectus of the Company dated                     , 2004 relating to such offer of common stock.

The prospectus that I received contains disclosure concerning the nature of the common stock being offered by the Company and describes in the “Risk Factors” section beginning on page     , the risks involved in the investment in this common stock, including but not limited to the following:

1.      Rising interest rates may hurt our profits.

2.      Our increased emphasis on commercial lending may expose us to increased lending risks.

3.      Additional expenses following the offering may reduce our profitability and stockholders’ equity.

4.      Our inability to achieve profitability on new branches may negatively impact our earnings.

5.      We expect that our return on equity initially will decline after the offering.

6.      Strong competition within our market area could hurt our profits and slow growth.

7.      We have broad discretion in allocating the proceeds of the offering. Our failure to effectively utilize such proceeds would reduce our profitability.

8.      Issuance of shares for benefit programs may dilute your ownership interest.

9.      SI Bancorp, MHC will own a majority of our common stock and will be able to exercise voting control over most matters put to a vote of shareholders, including preventing a sale, a merger or a second-step conversion transaction you may like.

10.    The contribution to SI Financial Group Foundation means that a shareholder’s total ownership interest will be up to 4.8% less after the contribution.

11.    Our contribution to SI Financial Group Foundation may not be tax deductible, which could hurt our profits.

12.    Establishment of SI Financial Group Foundation will hurt our profits for fiscal year 2004.

13.    Our stock price may decline when trading commences.

14.    Office of Thrift Supervision policy on remutualization transactions could prohibit acquisition of SI Financial Group, which may adversely affect our stock price.

15.    There may be a limited market for our common stock, which may adversely affect our stock price.

16.    We operate in a highly regulated environment and we may be adversely affected by changes in laws and regulations.

(By Executing this Certification Form the Investor is Not Waiving Any Rights Under the Federal Securities Laws,

Including the Securities Act of 1933 and the Securities Exchange Act of 1934)

Signature	Date	Signature	Date
Print Name		Print Name

THIS CERTIFICATION MUST BE SIGNED IN ORDER TO PURCHASE STOCK

SI Financial Group, Inc.

Stock Ownership Guide

Individual

Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as “Mrs.”, “Mr.”, “Dr.”, “special account”, “single person”, etc.

Joint Tenants

Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.

Tenants in Common

Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.

Uniform Transfers to Minors Act (“UTMA”)

Stock may be held in the name of a custodian for a minor under the Uniform Transfers to Minors Act of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is “CUST”, while the Uniform Transfers to Minors Act is “UTMA”. Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the Connecticut Uniform Transfers to Minors Act will be abbreviated John Doe, CUST Susan Doe UTMA CT (use minor’s social security number).

Fiduciaries

Information provided with respect to stock to be held in a fiduciary capacity must contain the following:

•      The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title (name). If an individual and a corporation, list the corporation’s title before the individual.

•      The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.

•      A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity.

•      The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.

•      The name of the maker, donor or testator and the name of the beneficiary.

An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-93 for Susan Doe.

Stock Order Form Instructions

Items 1 and 2 - Number of Shares and Total Payment Due

Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum purchase in the Subscription Offering is 25 shares. As more fully described in the plan of reorganization and minority stock issuance outlined in the prospectus, the maximum purchase in any category of the Subscription Offering is $200,000 (20,000 shares), and the maximum purchase in the Community Offering (if held) by any person, is $200,000 (20,000 shares). However, no person, together with associates and persons acting in concert with such person, may purchase in the aggregate more than $300,000 (30,000 shares) of common stock.

Item 3 - Employee/Officer/Director Information

Check this box to indicate whether you are an employee, officer or director of Savings Institute Bank and Trust Company or a member of such person’s immediate family living in the same household.

Item 4 - Method of Payment by Check

If you pay for your stock by check, bank draft or money order, indicate the total amount in this box. Payment for shares may be made by check, bank draft or money order payable to SI Financial Group, Inc. Your funds will earn interest at Savings Institute Bank and Trust Company’s passbook rate of interest until the stock offering is completed.

Item 5 - Method of Payment by Withdrawal

If you pay for your stock by a withdrawal from a deposit account at Savings Institute Bank and Trust Company, indicate the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. This form of payment may not be used if your account is an Individual Retirement Account.

Item 6 – Purchaser Information

Subscription Offering

a.      Check this box if you had a deposit account(s) totaling $50.00 or more on November 30, 2002 (“Eligible Account Holder”).

b.      Check this box if you had a deposit account(s) totaling $50.00 on              x, 2004 but are not an Eligible Account Holder (“Supplemental Eligible Account Holder”).

c.      Check this box if you had a deposit account(s) on              x, 2004 but are not an Eligible Account Holder or Supplemental Eligible Account Holder (“Other Member”).

Please list all account numbers and all names on accounts you had on these dates in order to insure proper identification of your purchase rights.

Note: Failure to list all your accounts may result in the loss of part or all of your subscription rights.

Community Offering

d.      Check this box if you were a borrower of the Bank as of the close of business on              x, 2004.

e.      Check this box if you are an other community member (Indicate county of residence in item 8).

Items 7 and 8 - Form of Stock Ownership, SS# or Tax ID#, Stock Registration, Mailing Address and County

Check the box that applies to your requested form of stock ownership and indicate your social security or tax ID number(s) in item 7.

Complete the requested stock certificate registration, mailing address and county in item 8.

The stock transfer industry has developed a uniform system of shareholder registrations that will be used in the issuance of your common stock.

If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described above under “Stock Ownership Guide”. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights.

Item 9 – Telephone Number(s) Indicate your daytime and evening telephone number(s). We may need to call you if we have any questions regarding your order or we cannot execute your order as given.
Item 10 - NASD Affiliation Check this box if you are a member of the NASD or if this item otherwise applies to you.

Item 11 – Associates/Acting in Concert

Check this box if you or any associate (as defined on the reverse side of the stock order form) or person acting in concert (also defined on the reverse side of the stock order form) with you has submitted another order for shares and complete the reverse side of the stock order and certification form.

Item 12 – Acknowledgement

Sign and date the stock order and certification form where indicated. Before you sign, review the stock order and certification form, including the acknowledgement. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds.

You may mail your completed stock order form and certification form in the envelope that has been provided, or you may deliver your stock order and certification form to any full service branch office of Savings Institute Bank and Trust Company. Your stock order form, properly completed, signed certification form and payment in full (or withdrawal authorization) at the subscription price must be physically received (not postmarked) by SI Financial Group, Inc. no later than 12:00 noon, Eastern Time, on day, x, 2004 or it will become void. If you have any remaining questions, or if you would like assistance in completing your stock order form, you may call our stock information center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. The stock information center will be closed for bank holidays.